As filed with the Securities and Exchange Commission on August 11, 2000
                                                 Registration No. 333-______
============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 -------------

                                    SBE, INC.
             (Exact name of registrant as specified in its charter)

                                 -------------

              Delaware                               94-1517641
       ----------------------           -----------------------------------
      (State of Incorporation)          (I.R.S. Employer Identification No.


                             4550 NORRIS CANYON ROAD
                               SAN RAMON, CA 94583
                    (Address of principal executive offices)



                       1998 NON-OFFICER STOCK OPTION PLAN
                            (Full title of the plan)


                                 TIMOTHY J. REPP
                             CHIEF FINANCIAL OFFICER
                                    SBE, INC.
                             4550 NORRIS CANYON ROAD
                               SAN RAMON, CA 94583
                                 (925) 355-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   ------------

                                   Copies to:
                          Christopher A. Westover, Esq.
                               Cooley Godward LLP
                         One Maritime Plaza, 20th Floor
                             San Francisco, CA 94111
                                 (415) 693-2000

                                   ------------


                                                      Exhibit Index at Page 5


                                  CALCULATION OF REGISTRATION FEE
=====================================================================================================

    TITLE OF                            PROPOSED MAXIMUM       PROPOSED MAXIMUM
 SECURITIES TO BE      AMOUNT TO BE    OFFERING PRICE PER         AGGREGATE             AMOUNT OF
    REGISTERED        REGISTERED (1)        SHARE (2)         OFFERING PRICE (2)     REGISTRATION FEE
-----------------   ----------------  -------------------    -------------------    -----------------
Stock Options and
Common Stock (par
value $.001)           200,000 shares  $          18.9375    $        3,787,500   $            999.90
=====================================================================================================


(1)     This  registration  statement  is  intended  to cover the offering of up to 200,000 additional shares of the
        Registrant's  Common  Stock  pursuant  to  its  1998  Non-Officer  Stock  Option  Plan,  as  amended  (the
        "Plan").

(2)     Estimated  solely  for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c)
        and  (h)(1) under the Securities Act of 1933, as amended (the "Act").  The offering price per share  and the aggregate offering  price  are  based  upon (a) the weighted average exercise price,  for  shares subject to outstanding options granted under the Plan in accordance with Rule 457(h)  under the Act and (b) the average of the high and low prices  of the  Registrant's  Common Stock as  reported on the Nasdaq National Market on
        August 9, 2000, in accordance with Rule 457(c)  under  the  Act,  for shares issuable  pursuant to the Plan, in accordance with Rule 457(c) of the Act. The  following  chart  illustrates  the  calculation of the regi-
        stration fee:

===============================================================================================================
        TYPE OF SHARES              NUMBER OF SHARES      OFFERING PRICE PER SHARE     AGGREGATE OFFERING PRICE
------------------------------      ----------------      ------------------------     ------------------------
Shares issuable pursuant to
outstanding options under the
1998 Non-Officer Stock Option
Plan                                                      $__________(1)(a)

Shares issuable pursuant to
unissued stock options under
the 1998 Non-Officer Stock
Option Plan                         200,000               $        18.9375 (1)(b)       $            3,787,500

Proposed Maximum Aggregate
Offering Price                                                                          $            3,787,500

Registration Fee                                                                        $               999.90

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Regulatory
Statement becomes effective.
===============================================================================================================

                    INCORPORATION BY REFERENCE OF CONTENTS OF
                REGISTRATION STATEMENT ON FORM S-8 NO. 333-63377

     The contents of Registration Statement on Form S-8 No. 333-63377 filed with the Securities and Exchange Commission on September 15, 1998, are incorporated by reference herein with such modifications as are set forth below. Additionally, the contents of Current Report on Form 8-K filed July 28, 2000 are Incorporated by reference herein.


                                    EXHIBITS

EXHIBIT
NUMBER
======
5                 Opinion  of  Cooley  Godward  LLP

23.1              Consent  of  PricewaterhouseCoopers  LLP

23.2 Consent Of Cooley Godward LLP is contained in Exhibit 5 to this Registration Statement

24                Power  of  Attorney  is  contained  on  the  signature  pages

99.1*             1998  Non-Officer  Stock  Option  Plan

99.2* Form of Stock Option Agreement and Grant Notice used in connection with the 1998 Non-Officer Stock Option Plan


* Incorporated by reference to the contents of Registration Statement on Form S-8 No. 333-63377 filed with the Securities and Exchange Commission on September 15, 1998.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on August 11, 2000.



                              SBE,  INC.


                              By:  /s/ Timothy J. Repp
                                   -------------------
                                     Timothy  J.  Repp

                              Title:     Vice  President,  Finance,
                                         Chief  Financial  Officer
                                         and  Secretary


                                POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William B. Heye and Timothy J. Repp, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                     TITLE                               DATE


/s/ William B. Heye, Jr.      President and Chief Executive     August 11, 2000
-----------------------       Officer (Principal Executive
William B. Heye, Jr.          Officer)



/s/ Timothy  J.  Repp         Vice President, Finance, Chief    August 11, 2000
---------------------         Financial Officer and Secretary
Timothy J. Repp               (Principal Financial Officer and
                              Accounting Officer)



/s/ Raimon L. Conlisk         Director, Chairman of the Board   August 11, 2000
---------------------
Raimon L. Conlisk



/s/ Ronald J. Ritchie         Director                          August 11, 2000
---------------------
Ronald J. Ritchie



/s/ Randall L-W. Caudill      Director                          August 11, 2000
------------------------
Randall L-W. Caudill

                                  EXHIBIT INDEX




EXHIBIT
NUMBER        DESCRIPTION                              SEQUENTIAL PAGE NUMBERS

  5           Opinion of Cooley Godward LLP                                  6

 23.1         Consent of PricewaterhouseCoopers LLP                          7

 23.2         Consent of Cooley Godward LLP is contained in Exhibit 5
              to this Registration Statement                                 6

 24.1         Power of Attorney is contained on the signature pages          4

 99.1*        1998  Non-Officer  Stock  Option  Plan

 99.2* Form of Stock Option Agreement and Grant Notice used in connection with the 1998 Non-Officer Stock Option Plan


* Incorporated by reference to the contents of Registration Statement on Form S-8 No. 333-63377 filed with the Securities and Exchange Commission on September 15, 1998.